POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Andrew Marshall, hereby constitutes and appoints Jovis Tsang as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on behalf of the undersigned Forms 3, 4 and 5 and any other documents required to be filed under Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, together with any and all amendments or supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to perform any other acts that may be necessary in connection with the foregoing that may be in the best interest of or legally required by the undersigned, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or should do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This appointment shall remain in effect until revoked by the undersigned.

Signature: /s/ Andrew Marshall

Name: Andrew Marshall

Dated: 07/27/2026